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                                                                    EXHIBIT 23.2

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 10, 2000, contained in WPP Group plc's Form 20-F for the year ended December 31, 1999, and to all references to our Firm included in this registration statement.

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
                                                       /s/ Arthur Andersen
                                                       ---------------------

London, England
August 25, 2000